Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated September 16, 2020 relating to the financial statements, which appears in Amendment No. 1 to the Registration Statement on Form F-1 (No. 333-249263) of Abcam plc. We also consent to the reference to us under the heading “Experts” in Amendment No. 1 to the Registration Statement on Form F-1 (No. 333-249263) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Cambridge, United Kingdom

October 21, 2020